iGAMBIT Names Rory Welch as CEO;

John Salerno Remains Chairman

~ Seamless Transition and Succession Planning ~

SMITHTOWN,  NY.,  July  11,  2016  Marketwire/  --  iGambit  Inc.  (OTCQB:  IGMB),  a  diversified technology  development  holding  company,  announced  that  its  Board  of  Directors  has  appointed

Rory  Welch  as  Chief  Executive  Officer  effective  immediately.  Welch  joined  iGambit  with  the acquisition  of  ArcMail  in  November  2015  where  he  has  and  will  continue  to  serve  as  the

President  and  CEO,  in  addition  to  his  new  role.   Mr.  Welch  will  succeed  John  Salerno,  who  will

continue as iGambit’s Chairman of the Board.

“The  past  several  years  leading  iGambit  has  been  extremely  rewarding  as  we  have  focused  on the  power  of  a  holding  company  business  model  –  a  model  that  offers  significant  growth

potential  as  we  acquire  and  help  build  technology  companies.   We  have  worked  hard  to  position

the  Company  to  generate  long-term  value  for  our  shareholders  and  now  the  time  feels  right  to begin a seamless leadership succession to ensure iGambit’s future remains bright.

“The  Board  and  I  are  confident  that  Rory  –  supported  by  iGambit’s  experienced  and  dedicated team  –  is  absolutely  the  right  leader  to  continue  our  company’s  success,”  Salerno  said.  “He  is exceptionally smart  and  capable,  with  global  perspective  and  a  proven  track record  of  delivering results.  I  look  forward  to  supporting  him  in  his  new  role  and  working  to  ensure  a  smooth  and seamless transition.”

“I  am  honored  to  have  the  opportunity  to  lead  our  company  and  talented  management  team  into the  future,”  Rory  Welch  said.  “Under  John’s  leadership,  we  have  made  exceptional  progress creating  a  high-performance,  results-focused  company.  My  commitment  is  to  build  on  that success  by  accelerating  our  pace  of  progress.  This  is  an  exciting  time,  with  tremendous  growth opportunities,  and  all  of  us  at  iGambit  are  committed  to  leveraging  our  core  model  to  achieve new levels of value-creation for our portfolio companies and our shareholders.”

About Rory Welch

Mr.  Welch  brings  important  perspective  and  expertise  to  iGambit’s  next  phase  of  growth  with over  20  years  of  senior  management  experience  cutting  across  multiple  industries  and  global geographies.  Prior to joining ArcMail, he managed his own consulting firm, and before that held leadership  positions  at  Movado  Group,  Inc.,  including  COO  for  the  Boutique  Division  and

Senior  Vice  President  of  Wholesale  Operations.  Earlier  in  his  career,  Rory  was  VP  of  Strategic

Planning and  Analysis  at  Arrow  Electronics, where  he  was  responsible  for  building performance

models  across  all  aspects  of  the  organization.  While  at  Arrow,  Rory  also  held  positions  as:   VP

of   Product   Management   for   Asia-Pacific,   with   responsibility   for   overseeing   all   aspects   of

product   management   for   this   $1   billion   division;   General   Manager   of   Aerospace/Military

program  accounts;  Product  Manager;  and  Asset  and  Logistics  Manager.    In  addition  to  the

industries  mentioned  above,  Rory’s  management  consulting  experience  has  supplemented  his industry knowledge, with  his  clients  ranging from  Fortune  100s  to  mid-market  players  in  myriad

industry   verticals.   His   broad   industry   experience   includes   industrial   distribution,   Industrial

manufacturing,    semiconductor    distribution,    food    processing,    commercial    and    industrial

communications, document archiving and storage, luxury goods, beauty care, and software.

About John Salerno

Mr.  Salerno  is  a  seasoned  hands-on  executive  with  over  40  years  of  experience  with  public  and

private  computer   software  and  service  companies.  Mr.   Salerno   built  a  multi-million  dollar

business from a start-up, servicing over 400 Real Estate building owners and managers in the NY

Metropolitan  area.  The  business  was  sold  in  1984  and  Mr.  Salerno  provided  consulting  services to  a  wide  range  of  clients  through  1995.  In  1996,  along  with  his  lawyer  daughter  and  a  small group  of  private  accredited  investors  he  co-founded  bigVAULT,  Inc.  an  online  backup  and  file-

sharing  company.  After  signing  contracts  with  Verizon  and  Cablevision,  this  business  was  sold to  Digi-Data  Corp.  in  2006  in  an  asset  purchase  sale  and  the  big  VAULT  company  name  was changed to iGambit,  Inc. iGambit received an upfront  payment  and receives on-going percentage payments.  From  2006  thru  February  2009  Mr.  Salerno  served  as  President  of  the  Vault  Services

Division  for  Digi-Data.  Upon  the  expiration  of  his  contract  the  Vault  Services  Division  was  at  a revenue  run  rate  of  $12  million  annually.  In  March  2009,  Mr.  Salerno  returned  to  his  full  time

management   role   at   iGAMBIT.   Mr.   Salerno   is   a   former   US   Marine   Corps,   Crypto   and

Communications Officer and has a BS in Mathematics from Fordham University.

About  iGambit  Inc:      iGambit  (OTCBB:  IGMB)  is  a  fully  reporting  publicly-held  company.

We  are  a diversified  holding  company  pursuing  and  evaluating a  number  of  strategic  objectives.

These   objectives   include,   among   others,   the   potential   acquisition of   small   to   medium   size

businesses.  We  believe  that  the  background of our management  and  of our  Board  of  Directors  in the  technology  markets  is  a  valuable  resource  that  makes  us  a  desirable  business  partner  to  the companies  that  we  are  seeking  to  acquire.  When  we  acquire  a  company,  we  work  to  assume  an active role in the development and growth of the company, providing both strategic guidance and

operational   support.   Once   a   company   joins   our   partner   company   network,   our   collective

expertise  is  leveraged  to  help  position  that  company  to  produce  high-margin,  recurring  and predictable  earnings  and  generate  long-term  value  for  our  stockholders. For  more  information,

please visit www.igambit.com.  Information on our website does not comprise a part of this  press release.

A copy of the Form 8-K report may be accessed at www.sec.gov

Investor Relations Contact:

iGambit Inc.

Rory Welch, CEO

631-670-6777

rwelch@igambit.com